UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

SCHEDULE 14A

(Amendment No. 1)

__________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Cuentas Inc.

_________________________________________
(Name of the Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No:

	(3)	Filing Party:

	(4)	Date Filed:

ADDITIONAL INFORMATION AND NOTICE REGARDING
THE SPECIAL MEETING OF SHAREHOLDERS

The following Notice of Change of Meeting Date (this “Notice”) relates to the proxy statement of Cuentas Inc. (the “Company”), dated July 21, 2020 (the “Proxy Statement”) furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders (the “Special Meeting”), now to be held on August 17, 2020. This Notice of Change of Date is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about July 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF DATE OF THE SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON MONDAY, AUGUST 17, 2020.

To our Shareholders:

Notice is hereby given that the date of the Special Meeting (the “Special Meeting”) of Shareholders of Cuentas, Inc. (the “Company”) has been changed. As previously announced, the Special Meeting will be held at the Company’s principal executive office located at 19 W. Flagler St., Suite 902, Miami, FL 33130. However, the Special Meeting will now be held at 1:00 P.M. on August 17, 2020 rather than August 4, 2020.

As described in the proxy materials for the Special Meeting, you are entitled to participate in the Special Meeting if you were a shareholder of record as of the close of business on June 9, 2020, the record date, or if you are a proxy holder for such shareholder.

Your vote is important to us regardless of whether or not you plan to attend the Special Meeting.    We encourage you to participate in the Special Meeting, either by attending and voting in person or by proxy. You may vote in person at the Special Meeting or by mailing your completed and signed proxy card.

By order of the Board of Directors,

/s/ Michael A. De Prado
Michael A. De Prado
President
July 27, 2020

CUENTAS INC.

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 17, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Arik Maimon and Michael De Prado and each of them acting singly, as proxies and attorneys-in-fact, each with full power of substitution, and authorizes them to represent the undersigned and vote as designated on the reverse side, all shares of Common Stock and Series B Preferred Stock of Cuentas, Inc. held of record by the undersigned as of June 9, 2020 at the Special Meeting of Shareholders of Cuentas Inc. to be held at the Company’s principal executive office located at 19 W. Flagler St., Suite 902, Miami, FL 33130 on August 17, 2020, and any adjournment or postponement thereof. Attendance of the undersigned at the Special Meeting of Shareholders or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates the undersigned’s intention to vote the shares of Common Stock or Series B Preferred Stock represented hereby in person prior to the exercise of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

CUENTAS INC.

July 27, 2020

Dear Shareholder:

Please take note of the important information enclosed with this Proxy, as amended. There are a number of issues related to the operation of the Company that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it using the enclosed envelope. Thank you for your prompt consideration of these matters.

Sincerely,

Cuentas Inc.

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

1.      Approve the adoption of the Amended and Restated Articles of Incorporation of the Company in order to, effective as of the date the Amended and Restated Articles of Incorporation are filed with the Secretary of State of the State of Florida, cause all outstanding shares of Series B Preferred Stock to be converted into shares of Common Stock on a one-to-one basis

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.      Approve the adoption of the Amended and Restated Bylaws of the Company in order to improve and enhance the Company’s corporate governance structure, to simplify the Bylaws and to provide the Company with the flexibility necessary to carry out its business plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.      Approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the adoption of the Amended and Restated Articles of Incorporation and the adoption of the Amended and Restated Bylaws of the Company.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:____________	Name:____________	Signature:____________	Name:____________

Date:______________

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY BY EMAIL TO: compliance@cuentas.com